Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:	Contact: John Daniel
Wednesday, September 26, 2007	(713) 651-4300

KEY ENERGY ANNOUNCES RESIGNATION OF DIRECTOR,

MORTON WOLKOWITZ

HOUSTON, TX, September 26, 2007 – Key Energy Services, Inc. (Pink Sheets: KEGS) announces today that Morton Wolkowitz has resigned as a member of the Company’s Board of Directors.  Mr. Wolkowitz has served as a member of Key’s Board of Directors since 1989 and provided leadership to the Company during its rapid growth phase in the 1990’s and early 2000’s.

Commenting on Mr. Wolkowitz’ resignation, Dick Alario, Key’s Chairman and CEO, stated, “On behalf of the Company, I would like to congratulate Mort on his retirement after many years of passionate support of Key.  His dedication to the Company during Key’s acquisition phase helped the Company build the platform from which we operate so successfully today.”

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

1301 McKinney Street, Suite 1800, Houston, TX 77010